EXHIBIT 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 2004, relating to the consolidated financial statements of Millstream Acquisition Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.


/s/   BDO SEIDMAN, LLP
-------------------------------------
BDO Seidman, LLP



Philadelphia, Pennsylvania
September 30, 2004